                                                                    EXHIBIT 3.1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                             ----------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NOBLE DRILLING CORPORATION", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 1995, AT 2 O'CLOCK P.M.





                             [SEAL]        /s/ EDWARD J. FREEL
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION: 7534163

                                                     DATE: 06-09-95

                           CERTIFICATE OF ELIMINATION
                                       OF
            SHARES OF $2.25 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF
                           NOBLE DRILLING CORPORATION

        Noble Drilling Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware,

        Does hereby certify:

        FIRST: That the total number of shares which said corporation has authority to issue is 200,000,000 shares of Common Stock of the par value of $.10 each and 15,000,000 shares of Preferred Stock of the par value of $1.00 each.

        SECOND: That pursuant to the provisions of the Certificate of Designations filed by the corporation with the Delaware Secretary of State on November 18, 1991 (the "Certificate of Designations"), the corporation created a series of the class of authorized Preferred Stock designated as "$2.25 Convertible Exchangeable Preferred Stock."

        THIRD: That pursuant to the provisions of the Certificate of Designations, 2,987,299 shares of $2.25 Convertible Exchangeable Preferred Stock have been surrendered to the corporation for conversion into shares of its Common Stock, and 2,701 shares of $2.25 Convertible Exchangeable Preferred Stock have been redeemed.

        FOURTH: That the 2,987,299 shares of $2.25 Convertible Exchangeable Preferred Stock so surrendered for conversion and the 2,701 shares of $2.25 Convertible Exchangeable Preferred Stock so redeemed, in the aggregate constitute all the outstanding shares of said $2.25 Convertible Exchangeable Preferred Stock; and that pursuant to Section 12 of the Certificate of Designations, said shares of $2.25 Convertible Exchangeable Preferred Stock when so redeemed or surrendered for conversion were restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of $2.25 Convertible Exchangeable Preferred Stock.

        IN WITNESS WHEREOF, said Noble Drilling Corporation has caused this certificate to be signed by James C. Day, its Chairman, President and Chief Executive Officer on this 8th day of June, 1995.

                               NOBLE DRILLING CORPORATION

                               By: /s/  James C. Day
                                   -------------------------------------------
                                   James C. Day, Chairman, President and Chief
                                   Executive Officer